UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 7, 2003

Championlyte Products, Inc.
(Exact name of registrant as specified in its charter)

000-28223
(Commission File Number)

Florida	65-0510294
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2999 NE 191st Street, Penthouse 2
North Miami Beach, Florida    33180
(Address of principal executive offices)      (Zip Code)

(561)417-6800
Registrant's telephone number, including area code

1356 NW 191st Street, Boca Raton, Florida 33432
(Former name or former address, if changes since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1. Changes in Control of Registrant

On January 7, 2003 (the “Effective Date”), pursuant to a letter agreement and Agreement to be Bound, Championlyte Asset Acquisition, LLC (“Championlyte Asset”) purchased all of the outstanding shares of Championlyte Products, Inc.‘s (“Championlyte” or the “Company”) Series II Convertible Preferred Stock (“Preferred Stock”) from US Bancorp. for the purchase price of $300,000. The outstanding Preferred Stock represents approximately 43% of the fully diluted common shares of the Company. Pursuant to same, Championlyte Asset assumed control of the Company.

As of January 7, 2003, Alan Posner and Christopher Vallue resigned as from the Board of Directors of the Company and Marshall Kanner and Thad Kaplan were appointed to the Board of Directors. In addition, Alan Posner resigned as Chief Executive Officer on January 7, 2003. Christopher Vallue resigned as Chief Financial Officer of the Company on January 7, 2003 and Marshall Kanner was named as the Interim Chief Operating Officer and Chairman of the Board of Directors of the Company. On January 7, 2003, Mark Streisfeld resigned as President of the Company and was appointed as the Senior Vice President of Sales. Mr. Streisfeld retained his position on the Board of Directors of the Company.

The Company’s primary product, ChampionLyte is the first completely sugar-free entry into the isotonic sports drink market. The Company recently reformulated the sports drink with the sweetener Splenda®, the trade name for Sucralose produced by McNeil Nutritionals, a Johnson & Johnson company. ChampionLyte® will continue to have no label warnings. The products that currently dominate the market have between 33 and 38 grams of sugar and up to 150 calories in a 20 ounce bottle. ChampionLyte®, which is available in lemon-lime, orange, grape, fruit punch, pink lemonade and blue raspberry, is the only “no guilt” sports drink with the benefits of electrolyte replacement without sugar, fat, calories or carbohydrates. ChampionLyte® is currently available at a limited number of the nation’s mass-market retail locations as well as a limited number of governmental institutions.

The major advantage of ChampionLyte® is that it replaces electrolytes, especially after exercise, without the ingredients, which would cause weight gain - particularly sugar. For example: if a man or woman runs on a treadmill for 30 minutes they would burn about 150 calories. By drinking one of the popular major brand sports drinks that contain 33 to 37 grams of sugar (that’s 33 to 37 individual one-gram packs of sugar) after working out on the treadmill, they would either cancel out the calories they just burned off, or actually gain more calories than burned during the workout. The Company’s goal is to accelerate its sales efforts to a variety of outlets, both retail and institutional, that have the capacity to put the Company in a cash-flow positive situation as quickly and cost efficiently as possible.

Since its inception on August 14, 1994, the Company has incurred significant operating losses. The Company has limited assets on hand and will be unable to sustain operations for a prolonged period of time unless it receives additional funding. The Company has received and will continue to receive some short term financing. However, because of the existing liabilities already incurred by the Company, the Company will have to obtain additional capital or generate additional revenue in order to continue operations. The Company is actively engaged in pursuing additional sources of capital. However, the Company’s management has indicated that if it is unable to successfully raise additional capital or it is unable to generate additional revenue in the near future, the Company may cease operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The new management of the Company has already severely cut overhead, including the downsizing and moving of its corporate headquarters and is currently negotiating with the Company’s various creditors. Until the Company’s working capital improves, the Company has significantly reduced its spending on marketing and advertising, as well as budgeting additional cost cutting measures to ensure that its working capital may be sufficient to continue to carry out its business plan. The Company continues to expect to be able to maintain operations as its attempt to cut expenses and negotiate with its creditors. In the event the Company is unable to obtain additional financing in the coming months or negotiate a settlement with its creditors, the Company will have to curtail operations significantly or possibly cease operations.

On November 27, 2002, Alan Posner, the previous Chief Executive Officer and Chairman of the Board of Directors of the Company entered into a promissory note (“Note”) with InGlobalVest, Inc. (“InGlobalVest”) in which the Company received $15,000 which was payable on December 13, 2002 at a 10% interest rate. Such Note was entered into without the approval of the Board of Directors and allowed InGlobalVest to receive a 66 2/3% interest in the Company’s wholly owned subsidiary, The Old Fashioned Syrup Company, Inc. (“Syrup Company”) upon default of the Note. The Company subsequently defaulted on the Note on or about December 14, 2002 and InGlobalVest took the shares of the Syrup Company as well as the books and records of the Syrup Company from the previous corporate counsel of the Company. The issuance of the Note and subsequent release of the interest in the Syrup Company may be deemed to be a breach of the terms of the Preferred Stock. The terms of the Security Holder Agreement attached to the Preferred Stock does not allow the Company to incur indebtedness, the sale of assets or the creation of liens on the Company’s assets without the consent of the holders of the Preferred Stock.

Since the Company failed to receive the consent of US Bancorp., the holder of the Preferred Stock at the time the Note was entered into, the Company may be in default under the terms of the Preferred Stock. In addition, the new management of the Company has been advised that the Company received offers from several potential investors to pay this debt and avoid the default of the Note. In addition, the past management of the Company failed to file a Form 8-K disclosing the Note and the subsequent transfer of the Syrup Company which was a material asset of the Company. The new management of the Company is currently exploring all of its legal options with regard to this matter to determine the best course of action to protect the shareholders of the Company.

The following is a biographical summary of the directors and officers of the Company:

MARSHALL KANNER was elected as Interim Chief Operating Officer and Chairman of the Board of Directors of the Company on January 7, 2003. Mr. Kanner’s career of over 20 years covers corporate development, corporate finance, mergers & acquisitions, strategic planning, strategic alliances, corporate restructuring, management consulting, venture financing, and forming entrepreneurial ventures in numerous industries. He possesses executive leadership skills and extensive experience in operations, finance, due diligence, corporate strategic planning, sales, marketing, branding, fulfillment, business development and logistics. His experience spans industries including construction, apparel, transportation, financial consulting, insurance, real estate brokerage, logistics and technology and internet development. Mr. Kanner served as Chief Operating Officer and Vice President of Business Development for MyCity Holdings, Corp., an internet technology development and infrastructure company from January 1997 until March 2002 and currently serves as Managing Director of BK Generalli, LLC, a financial consulting company. Mr. Kanner earned his Bachelors Degree in Economics from the University of Florida in 1977.

MARK STREISFELD was elected as President and Director on February 24,1999. He resigned as a President on January 7, 2003 and was appointed Senior Vice President of Sales of the Company on such date. He was co-founder and has been president of The Old Fashioned Syrup Company, Inc., its subsidiaries and predecessors since 1994. From 1976 to 1989, Mr. Streisfeld operated a retail electronics business in Monticello, New York, which he founded. From 1989 to the present, Mr. Streisfeld has operated a multi-faceted jewelry enterprise in Monticello, founded by him and his family. From 1973 to 1976 he was an elected trustee of the Village of Monticello. Since 1985 Mr. Streisfeld has been a Rated Jeweler by the Jewelers Board of Trade and a member of the Advertising Specialties Institute. He is currently a member of the Sullivan County (NY) Chamber of Commerce, the Sullivan County Action Committee and the Board of Directors of the New Hope Community for Retarded Adults (Sullivan County, NY).

THAD KAPLAN was appointed to the Board of Directors of the Company on January 7, 2003. Mr. Kaplan is currently an independent food & beverage industry consultant. Mr. Kaplan was previously the owner of BS Holdings, Inc. from 1997 to 2002 a food & beverage industry holding company. BS Holdings acquired a food service business in 1997 that was primarily in the wholesale baking business. Mr. Kaplan increased the customer base exponentially and increased revenues 10 fold during his ownership and sold the business during the second quarter of 2002. Prior to owning BS Holdings, Mr. Kaplan was the purchaser and manager of a number of departments for the largest independent supermarket chain in Middletown New York. Mr. Kaplan’s responsibilities included multimillion dollar purchasing decisions, management of dozens of employees, marketing and profit and loss responsibility. Mr. Kaplan holds a degree from Sullivan County Community College with studies in Food Service, Restaurant Management and the Culinary Arts.

Item 7. Financial Statements and Exhibits.

(a)      Financial statements of businesses acquired

None.

(b)      Pro forma financial information

None.

(c)      Exhibits

Number	Exhibit

2.1	Letter Agreement dated as of December 19, 2002 by and among US Bancorp and Championlyte Asset Acquisition, LLC
2.2	Press Release dated January 21, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMPIONLYTE PRODUCTS, INC. By: /s/ Marshall Kanner Marshall Kanner Chief Operating Officer

January 21, 2003